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                                                                   EXHIBIT 99.1


HP Q3 Guidance Update Conference Call
July 26, 2001

Steve Pavlovich, director, investor relations: Thank you, Scarlett. Good morning and thanks for joining us on short notice. With me today is our Chairman and CEO, Carly Fiorina, and Bob Wayman, our Chief Financial Officer. Carly's going to start off with a brief summary and then we'll go directly to Q&A.

Before we start I have to remind you that the primary purpose of this call is to provide you with an update on our fiscal 2001 third quarter earnings guidance. It's possible that some of our comments and responses to your questions may include forward- looking statements. These forward-looking statements are based on certain assumptions and are subject to a number of risks and uncertainties and actual future results may vary materially.

Again, I encourage you to read the risk factors described in the company's annual report on Form 10K for the year ended October 31, 2000, and our subsequently filed report for an understanding of the factors that may affect the company's businesses and result. So with that, I'll turn things over to Carly.

Carly Fiorina: Thanks, Steve, and good morning everyone. And thanks, as well, for joining us on short notice. Let me say right up front that we will not be taking a lot of questions. We



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are unable to provide a lot more information than you've seen so far, but we did want to be available to clarify the information we put in the market this morning.

Since we were last together at our analyst meeting, global economic conditions have continued to deteriorate, as has technology spending around the world, particularly in the consumer sector. We therefore now expect revenues to decline 14 to 16 percent, year over year, for our fiscal third quarter, which we have not yet completed and which will complete on July 31st. In this 14 to 16 percent revenue decline, we think there will be about three percent negative impact from currency.

Economies around the world continue to weaken and our consumer business is being particularly hard hit. In the consumer business we expect our revenues to be down 24 percent. On the other hand, we are seeing strength in our professional services businesses; our outsourcing and consulting businesses are expected to grow 20 percent and 9 percent, respectively, in U.S. dollars. That is 25 percent and 15 percent in constant currency, and our support business is expected to grow 9 percent in constant currency, 4 percent in U.S. dollars.

Clearly given these very weak volumes and competitive pricing pressures, gross margins are being impacted and those are



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expected now to be in the range of 25.0 to 25.5 percent. And we are continuing to take very decisive actions to improve our cost structure. We're continuing to focus on simplifying our organizational model, prioritizing our strategic investments and retaining the right skills base for the future.

And so as well, we are eliminating approximately 6,000 additional jobs, with the majority of these cuts occurring during the fourth quarter. We think these job cuts will contribute to a savings of about $500 million annually.

Now these 6,000 job cuts are incremental to the actions we've already taken in the areas of marketing restructuring and management span of control, and additionally there will be some more decisions around outsourcing and divestitures, which are not included in this 6,000 number.

Now at the same time that we're focusing on getting our cost structure in competitive shape, we continue to make important strategic choices. As you know, this quarter we completed the sale of Verifone, and we've also announced our intent to acquire Comdisco's business continuity services business and (acquire) StorageApps.


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In addition to working on our cost structure and continuing to make strategic choices, we also are taking additional short-term actions to control expenses. An example of this is the voluntary payroll savings program that we implemented during this quarter. 80,000 employees signed up for this voluntary program and we expect to save about $130 million for the remainder of the fiscal year. And so, as a result of this and other expense control measures, we expect our expenses to be down 2 to 4 percent, sequentially.

At this point, I'm going to pause and open it up for any questions that you have.

David Parrish from (inaudible), please go ahead.

David: Yeah, good morning. I was wondering if you could just comment on the areas where you intend to increase your outsourcing of manufacturing and maybe give us a sense as to over what time period that might occur? Thank you.

Carly: We actually have outsourced the vast majority of our manufacturing already. So the outsourcing really that we're focused on now is around outsourcing certain processes. We have done some of this already and we will continue to do it, for example, we have outsourced in the last couple quarters some of our accounts payable processes. So you really ought to think about this as process work, not manufacturing work. We only


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manufacture --- there may be some, but virtually all of our manufacturing is now outsourced. We have some exceptions in our very high-end server products and as well in inkjet manufacturing.

David:  Great, thank you.

Carly:  You're welcome.

SCARLETT:  Kimberly Alexi from Prudential Securities, please go ahead.

Kimberly: Thank you. Carly, we have heard from Sun and a little bit from Compaq about some signs of stabilization in U.S. commercial. Could you comment on that at all as to whether or not there's any bright spots there and also if you could give any additional color around specifically what you're seeing in the quarter with your imaging business?

Carly: Yeah. I probably won't be able to satisfy you particularly well because our quarter is not yet completed. I think, frankly, it's fair to say at this point that we don't know. I think it's fair to say, based on what we've seen, that the greatest source of weakness is consumer spending, which has taken another ratchet down, and that is true throughout the world, and I think that's as far as we can go today.

Kimberly: Any comments on imaging?

Carly: Well certainly, I think as you have seen others comment, when we talk about our consumer sector, in general, that would


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include inkjet printers and PCs and appliances. So all of those consumer products are being hit, to some extent.

STEVE:  Next question, please.

SCARLETT:  Andrew Ness from Bear Stearns, please go ahead.

Andrew: Two things [inaudible]. One, could you give us a general sense about what you're seeing in the storage business and second, it sounds like that things deteriorated rapidly relative to the analyst meeting in July (note: the meeting was held in June). Was there anything, at the margin or incrementally, where it deteriorated more than others, relative to when we met at the analyst meeting?

Carly: I think, let me answer your two questions in two ways. I think storage is a source of relative strength. I would emphasize the word relative. It's clear spending in general has come down but nevertheless storage represents an area of relative strength as does supplies, by the way. Back to the previous question. In terms of the deterioration, I think the most, should I say dramatic deterioration, was, is, going on in the consumer sector all around the world and in all geographies.

Andrew:  Thank you, Carly.

Carly:  You're welcome.

SCARLETT:  Tony Saconaghi from Sanford Bernstein, please go ahead.

Tony:  Yes, thank you.  It's Tony Saconaghi.

Carly:  I knew that, Tony.


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Tony: Thank you. Carly, can you just comment on the decision to take fairly active reductions in head count at this time, is it suggesting, I mean given that you're going to be taking the job eliminations in the fourth quarter, before you really start to see the ongoing benefit would be the first quarter of 2002. Does that suggest, given that you are really earmarking yourself for a lower expense base starting at beginning of 2002 that you're not very optimistic about volume increases, at least through the early part of 02? So that, is that a correct assessment?

Carly: Well, yes and no. I think the way you ought to think about the 6,000 job cuts that we're announcing today, these decisions are based upon a series of assessments we have been doing over the past several months. This is not a knee jerk reaction. We have been, for example, in the United States spending a lot of time focused on performance management and skills in making an assessment of our employee skills. So in the U.S., as an example, this will be a performance and skills based program, which we think not only helps improve our cost structure going forward but also helps us with the skills base for the future. I have been, with regard to the timing of an upturn, I have been consistent and public for several months now in saying that I do not expect a second half recovery in 2001. We have not expected that for some time and frankly, for planning purposes, I don't think we can call when a recovery will occur but it


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certainly, in our judgment, is not going to be kind of a rapid hockey stick up and to the right.

Tony:  Okay.  Thanks, Carly.

Carly:  You're welcome.

SCARLETT:  Rebecca Runkle from Morgan Stanley, please go ahead.

Rebecca: Good morning. Thank you. Carly, during the analyst meeting earlier this summer, two just broad strategic comments were made. First on the imaging business. The strategy for the remainder of the year was going to be, I believe, market share and then margins and talk about more aggressively pricing products and really going after market share in that business. Could you talk about how these developments alter that strategy as well as whether or not these developments alter your overall strategy, especially as it relates to your comment on divestitures? Are we talking non-core assets or is this something where strategically you're going to change course?

Carly: Our strategy remains the same. Specifically, our strategy in terms of the printer business remains the same. We will continue to be very aggressive, particularly in the low end, to gain market share for the business model that we think continues to be very healthy. Overall, our strategy remains absolutely on track and so when we talk about divestitures and acquisitions, what you ought to think about is us continuing to divest non-core assets and continuing to make acquisitions that strengthen our strategy going forward.

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Rebecca:  Thank you.

Carly:  You're welcome.

SCARLETT:  [Laura] Conigliaro from Goldman Sachs, please go ahead.

Laura: Yes, thank you. First of all, just a clarification on what you were talking about, that is about your strategy. In terms of rethinking your position, maybe you could reframe that as far as rethinking your position in PCs to what extent has part of the PC business now fallen out of what you consider to be strategic? And then my question is you talked about weak, you've seen weak hardware growth in printers now for several quarters, especially inkjets, and how could your supplies growth not have been affected by this?

Carly: Yeah. In answer to your question, yes our supplies growth has been affected. What I was trying to convey is that supplies is a source of relative strength and I emphasize the word relative. But clearly with printer units declining in the consumer sector, that is and will have some impact.

Laura: Is relative strength the way we should think about it or should we be thinking about it in terms of relatively less weak?

Carly: Well, I guess I don't, I don't understand the nuances and it's probably, I mean I do, but I think it's probably not appropriate at this juncture to try and nitpick the words. I think, obviously, we will be providing a lot more detail when the quarter is concluded. But I think it is fair to say that, well


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I'll just leave it at what I've said and unfortunately allow you to interpret that as you can. I think in terms of your question on PCs, we are continuing on the strategy that we have described, that is that because the model for PCs is very different, there is not the ongoing supplies base that we are not simply pricing for market share in the PC business. It is also true that in some cases, PC decisions are bundled with other decisions, particularly in the commercial space and so there may be important broader opportunities where we feel that it's important for us to win a larger piece of the business and we're going to go after those. But we are not engaged in an indiscriminate pricing for market share strategy in PCs because the business model is quite different than inkjet printer and supplies.

Laura:  Thank you.

Carly:  You're welcome.

SCARLETT:  Doug Ruddish from Brookside Capital, please go ahead.

Doug: The timing on the release of the refreshed inkjet line and then question two, just relative to the market share issues in that space, it's seems like if demand is soft and as evidenced by some of the PC price wars and also in the inkjet space, price cutting, there doesn't seem to currently be so much elasticity around doing that. So as the market leader, at some point do you guys think about exercising a little more discipline in trying to lead the market back up? Thanks.

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Carly: Our plan for product introductions in the printing and imaging business in general and in inkjet in particular, remain unchanged. So we are barreling forward with our product introduction plans as already announced. In terms of your comment around elasticity, etc., we continue to believe, based on the data that we've seen thus far and again I caution that the quarter is not yet over, but based on the data we've seen thus far, we continue to believe that we are gaining share in virtually every consumer category in which we compete. In terms of your specific question on pricing strategy, we may come to that point. At this juncture, we think that the strategy we're on continues to be the right set of tactics. Again, given the business model in printing and imaging and the ongoing revenue stream that we gain from what we would call sockets. The more sockets we have out there, the more supplies we sell.

Doug:  Thanks.

Carly:  You're welcome.

SCARLETT:  Jay Stephens from Brookingham Research Group, please go ahead.

Ray: Yes, thank you. Carly, relative to my model and I'm talking about my model only, the problem that I see is clearly on the top line. I had the gross margin in the range that you're currently talking about. So could you put a little more color on that top line geographically, Europe, Asia/Pacific, U.S. or by

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segment as you report your segments. Anything more on the top line that you can help us with?

Carly: Gee, I'd love to be able to help you further but I probably will not be able to satisfy you at this point. Again, given that we do not yet have our quarter closed. But I will tell you this. I will say certainly what we've said thus far, that consumer is the sector that is very weak. Professional services continues to be quite strong and I think if you think back on the numbers that I gave you -- 25 percent growth (in consulting) -- and outsourcing 15 percent growth -- and constant currency 9 percent growth in support, those are numbers that are, in fact, above what many of our competitors have thus far reported. I think you ought to think about all geographies around the world as weak. There are no exceptions. That includes most everywhere in Asia. Latin America is now very weak. It's really across the board. Europe continues to be weak and we've talked about the U.S.

Steve: We're just going to take a couple of more questions so go ahead, Scarlett.

Scarlett:  Thomas Kraemer with Merrill Lynch, please go ahead.

Thomas: Thank you and good morning. In terms of this, to some extent you've already answered this, but I'm assuming kind of you were expecting now a relatively muted back to school season and Carly, I was also wondering if you could talk about in the printer business, in addition to economic weakness, Lexmark

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reported pretty substantial quarter over quarter declines in pricing. Is it reasonable to look at that market and think that in addition to the economic weakness we're seeing a price war happen on the hardware front?

Carly: In terms of back to school, I think it's fair to say that at this juncture, we're planning on, to use your terms, relatively muted, and certainly the push out of the launch of Windows XP is affecting that to some degree. In terms of printing, inkjet printing prices, it's clear, as I think we've indicated, that we are continuing to be aggressive on the low end and I think you're seeing that reflected in some of the comments and results that Lexmark reported.

Thomas:  Great, thank you.

Carly:  You're welcome.

Steve:  Okay, last question.

Scarlett:  Craig Ellis from Salomon Smith Barney, please go ahead.

Craig: Good morning, Carly. It's Craig Ellis for John Jones of Salomon. Can you give us some additional color on the timing in the fourth quarter of the 6,000 additional job cuts and I think we'd expect a charge associated with severance there. Can you give us order of magnitude on what we might expect for that as well?

Carly: Yeah, we're not going to give you order of magnitude on the charge today. We will be reviewing that with you when the


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quarter closes. We are looking at notifying the affected employees in the first couple weeks of August.

Craig:  Okay, thank you.

Carly:  You're welcome.

Steve: All right, so before we sign off I just want to let you know that the IR team will be taking calls through the end of today at which time we'll resume our normal quiet period. So, just so you know, we can't provide any additional data points to what we've just discussed. We can only clarify what's been released publicly. So thanks for joining us and we'll talk to you soon. Bye now.

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